                                                                     Exhibit 4.9


THIS WARRANT IS NOT TRANSFERABLE. THIS WARRANT IS NOT TRANSFERABLE. ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                              TIOGA SYSTEMS, INC.

             SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT

     WHEREAS, TIOGA SYSTEMS, INC., a Delaware corporation (the "Company") is entering into a Sublease Agreement of even date herewith (the "Lease") with EXCITE, INC., (the "Warrantholder") under the Master Lease (the "Master Lease") dated March 14, 1997, between Martin/Campus Associates L.P. and Warrantholder; and

     WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Lease, the right to purchase shares of its Series C Convertible Preferred Stock (the "Preferred Stock");

     NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such a Lease and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

     1.   Grant of the Right To Purchase Preferred Stock.
          ----------------------------------------------

     (a) This certifies that, for good and valuable consideration the Company, hereby grants to the Warrantholder, the right to subscribe for and purchase from the Company, 38,461 shares of fully paid and nonassessable shares (the "Warrant Shares") of the Company's Series C Preferred Stock at an exercise price of $6.50 per share (the "Exercise Price").

     (b) This Warrant shall be exercisable at any time and from time to time during the period (the "Exercise Period") commencing on the date hereof and ending on November 5, 2001, or three (3) years from the effective date of the Company's initial public offering, whichever is earlier.

     2.   Duration and Exercise of Warrant; Limitation on Exercise; Payment
          -----------------------------------------------------------------
of Taxes.
--------

     2.1   Duration and Exercise of Warrant.
           --------------------------------

     (a)  Cash Exercise.  This Warrant may be exercised by the Warrantholder,
          -------------
in whole or in part, by (i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within 10 days, thereafter. The stock certificate or certificates so delivered shall be in denominations of 100 shares each or such lesser or greater denominations as may be reasonably specified by the Warrantholder in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Preferred Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (b)  Net Issue Exercise.  In lieu of exercising this Warrant pursuant
          ------------------
to Section 2.1(a), this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect net issue exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to Warrantholder a number of shares of the Company's Preferred Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

          X = Y(A-B)
              ------
                A

Where     X = the number of shares of Preferred Stock to be issued to
              Warrantholder under this Section 2.1(b);

          Y = the number of shares of Preferred Stock otherwise purchasable under this Warrant (at the date of such calculation);

          A = the fair market value of one share of the Company's Preferred
              Stock (at the date of such calculation);

          B = the Exercise Price (as adjusted to the date of such calculation).

     (c)  Fair Market Value. The fair market value of one share of Preferred
          -----------------
Stock ("Fair Market Value") shall be reasonably determined by the Company's Board of Directors.

     2.2  Payment of Taxes.  The issuance of certificates for Warrant Shares
          ----------------
shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder
                                       -----------------
shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     2.3  Information.  Upon receipt of a written request from a Warrantholder,
          -----------
the Company agrees to deliver promptly to such Warrantholder a copy of its current publicly available financial statements and to provide such other publicly available information concerning the business and operations of the Company as such Warrantholder may reasonably request in order to assist the Warrantholder in evaluating the merits and risks of exercising the Warrant and to make an informed investment decision in connection with such exercise.

     3.   Restrictions on Transfer; Restrictive Legends.
          ---------------------------------------------

     3.1  Restrictions on Transfer; Compliance with Securities Laws.  The
          ---------------------------------------------------------
Warrant Shares issued upon the exercise of the Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Warrantholder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     3.2  Restrictive Legends.  This Warrant shall (and each Warrant issued in
          -------------------
substitution for this Warrant issued pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

     "THIS WARRANT IS NOT TRANSFERABLE. ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

Except as otherwise permitted by this Section 3, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED

     UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH
     ACT."

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without a legend if (i) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or (ii) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares.

     4.   Reservation and Registration of Shares, Etc.
          --------------------------------------------

     The Company covenants and agrees that all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, a sufficient number of shares of Preferred Stock and Common Stock issuable upon conversion thereof, to provide for the exercise of the rights represented by this Warrant.

     With regard to the Warrant Shares, the Company shall grant the Warrantholder "piggyback" and such other registration rights as the Company shall grant to the investors in the Company's Series C Preferred Stock financing.

     5.   Representations and Covenants of Warrantholder.
          ----------------------------------------------

     This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder.

     5.1  Investment Purpose.  The right to acquire the Warrant Shares will be
          ------------------
acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     5.2  Private Issue.  The Warrantholder understands (i) that the Warrant
          -------------
Shares issuable upon exercise of this Warrant are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 4.

     5.3  Financial Risk.  The Warrantholder has such knowledge and experience
          --------------
in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

     5.4  Holding Period.  The Warrantholder understands that it may be required
          --------------
to hold the Warrant Shares for no longer than a period of two years and three months starting from the date hereof or until the effective date of the Company's initial public offering, whichever is earlier. The Warrantholder also understands that any sale of its rights as the Warrantholder to purchase the Warrant Shares which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

     5.5  Accredited Investor.  Warrantholder is an "accredited investor" within
          -------------------
the meaning of Rule 501 of Regulation D promulgated under The Securities Act, as presently in effect.

     5.6  Market Stand-off Agreement. The Warrantholder hereby agrees that,
          --------------------------
during the period of ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act, in connection with an underwritten offering, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to donees or partners who agree to be similarly bound) any Registrable Securities held by it except Registrable Securities included in such registration; provided, however, that:

     (a) such agreement shall be applicable only to a registration statement initiated by the Company which covers shares of Common Stock Shares or other securities of the Company to be sold on its behalf to the public in an underwritten offering; and

     (b) all officers and directors of the Company and all other individuals and entities registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

     6.   Exchange, Loss or Destruction of Warrant.
          ----------------------------------------

     Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     7.   Ownership of Warrant.
          --------------------

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

     8.   Certain Adjustments.
          -------------------

     8.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

     (a)  Stock Dividends.  If at any time prior to the exercise of this Warrant
          ---------------
in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in Securities of the Company, or (ii) the number of shares of Preferred Stock shall have been increased by a subdivision or split-up of shares of Preferred Stock, then, on the record date fixed for the determination of holders of Preferred Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Preferred Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

     (b)  Combination of Stock.  If at any time prior to the exercise of this
          --------------------
Warrant in full the number of shares of Preferred Stock outstanding shall have been decreased by a combination of the outstanding shares of Preferred Stock, then, immediately after the effective date of such combination, the number of shares of Preferred Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Preferred Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

     (c)  Reorganization, etc.  If at any time prior to the exercise of this
          --------------------
Warrant in full any capital reorganization of the Company, or any reclassification of the capital stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Preferred Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Preferred Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger, change in control or sale, lease or other transfer by a holder of the number of shares of capital stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger, change in control or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8.

     (d)  Fractional Shares.  No fractional shares or scrip shall be issued to
          -----------------
any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Preferred Stock.

     (e)  Carryover.  Notwithstanding any other provision of this Section 8, no
          ---------
adjustment shall be made to the number of shares of Preferred Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the earlier to occur of (i) the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered, or (ii) the exercise of the Warrant.

     (f)  Exercise Price Adjustment.  Whenever the number of Warrant Shares
          -------------------------
purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     (g)  No Duplicate Adjustments.  Notwithstanding anything else to the
          ------------------------
contrary contained herein, in no event will an adjustment be made under the provisions of this Section 8 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this Section 8 is made by the Company.

     8.2  No Adjustment for Dividends.  Except as provided in Section 7.1, no
          ---------------------------
adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of this Warrant.

     8.3  Notice of Adjustment.  Whenever the number of Warrant Shares or the
          --------------------
Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     9.   Notices of Corporate Action.
          ---------------------------

     In the event of

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 20 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

     10.  Definitions.
          -----------

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Business Day:  any day other than a Saturday, Sunday or a day on which
     ------------
national banks are authorized by law to close.

     Change of Control:  shall mean (i) the acquisition of the Company pursuant
     -----------------
to a consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation (other than a reincorporation), (ii) the sale of all or substantially all of the assets of the Company to any other person or (iii) any sale or transfer of any capital stock of the Company after the date of this Agreement, following which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different than those who held the stock immediately prior to such merger. For purposes of this definition, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

     Company:  Tioga Systems, Inc., a Delaware corporation.
     -------

     Exchange Act:  the Securities Exchange Act of 1934, as amended, or any
     ------------
successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

     Exercise Form:  an Exercise Form in the form annexed hereto as Exhibit A.
     -------------

     Exercise Price:  the meaning specified on the cover of this Warrant, as
     --------------
such price may be adjusted pursuant to Section 6 hereof.

     SEC:  the Securities and Exchange Commission or any other federal agency at
     ---
the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     Securities Act:  the Securities Act of 1933, as amended, or any successor
     --------------
federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

     Warrantholder:  the meaning specified on the cover of this Warrant.
     -------------

     Warrant Shares:  the meaning specified on the cover of this Warrant,
     --------------
subject to the provisions of Section 8.

     11.  Miscellaneous.
          -------------

     11.1   Entire Agreement.  This Warrant constitutes the entire agreement
            ----------------
between the Company and the Warrantholder with respect to this Warrant.

     11.2   Binding Effects; Benefits.  This Warrant shall inure to the benefit
            -------------------------
of and shall be binding upon the Company and the Warrantholder and their respective successors. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     11.3   Amendments and Waivers.  This Warrant may not be modified or amended
            ----------------------
except by an instrument or instruments in writing signed by the Company and the Warrantholder. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     11.4   Section and Other Headings.  The section and other headings
            --------------------------
contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     11.5   Further Assurances.  Each of the Company and the Warrantholder shall
            ------------------
do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

     11.6   Notices.  All notices and other communications required or permitted
            -------
to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     (a)  if to the Company, addressed to:

             Tioga Systems, Inc.
             1816 Embarcadero Road
             Palo Alto, CA 94301
             Attention: Mark Vranesh
             Telecopier: (650) 565-8300

     With a copy to:

             Pillsbury Madison & Sutro LLP

             2550 Hanover Street
             Palo Alto, CA 94304
             Attention:  Jorge del Calvo
             Telecopier: (650) 233-4545

     (b)  if to the Warrantholder, addressed to:

          Excite@Home Corporation

          425 Broadway

          Redwood City, California 94063

          Attn:  General Counsel


  with copies to:

          Fenwick & West LLP

          Two Palo Alto Square

          Palo Alto, CA 94306

          Attn: Jeffrey R. Vetter, Esq.


Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

     11.7   Counterparts.  This Warrant may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.8   Separability.  Any term or provision of this Warrant which is
            ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     11.9   Governing Law.  This Warrant shall be deemed to be a contract made
            -------------
under the laws of the State of California.

     11.10  No Rights or Liabilities as Stockholder.  Nothing contained in this
            ---------------------------------------
Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or to impose any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

     Dated:  August __, 1999.


EXCITE HOME CORPORATION                         TIOGA SYSTEMS, INC.

By  [ILLEGIBLE]                                 By  /s/ Mark Vranesh
                                                    ----------------
Title VP, FINANCE                               Title  Corp. Sec./Dir. Fin.

                                                                       Exhibit A
                                                                       ---------

                                 EXERCISE FORM
                                 -------------

                (To be executed upon exercise of this Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):


   [_] herewith tenders payment for _______ of the Warrant Shares to the order of Tioga Systems, Inc. in the amount of $_________ in accordance with the terms of this Warrant; or

   [_] herewith tenders this Warrant for _______ Warrant Shares pursuant to the Net Issue Exercise provisions of Section 2.1(b) of this Warrant


The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

     In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     Dated:  ___________________.



                                                  (Signature)


                                                  (Print Name)


                                                  (Street Address)


                                  (City)        (State)     (Zip Code)

     If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.